UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

Onconova Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

12 Penns Trail Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 759-3680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ONTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 22, 2021, Onconova Therapeutics, Inc. issued a press release announcing preliminary data from an investigator-initiated Phase 1/2a trial of oral rigosertib plus the immune checkpoint inhibitor nivolumab in advanced KRAS mutated (KRAS+) non-small cell lung cancer. The data support the anti-cancer activity of rigosertib-nivolumab combination therapy in this indication and show that the doublet has been well tolerated to-date. Three quarters of patients enrolled in the trial have failed two or more lines of prior therapy and all have failed immune checkpoint inhibitors in various combinations. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 22, 2021
104	Cover page Interactive Data file ( embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONOVA THERAPEUTICS, INC.

Date: September 22, 2021	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Financial Officer